UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : December 4, 2007
BANKATLANTIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-940-5000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 4, 2007, the Board of Directors of BankAtlantic Bancorp, Inc. (the “Company”) amended Article VI of the Company’s Amended and Restated Bylaws (the “Bylaws”) to allow for the issuance of uncertificated shares of the Company’s capital stock. The Board of Directors adopted this amendment, which became effective on December 4, 2007, in response to new Securities and Exchange Commission rules and New York Stock Exchange listing standards which require securities listed on the New York Stock Exchange to be eligible for a direct registration system by January 2008.
     The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended by such amendment, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference. This copy has been “black-lined” to show such amendment to the Bylaws.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
          Exhibit 3.2      Amended and Restated By-laws of BankAtlantic Bancorp, Inc., as amended on December 4, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2007	BANKATLANTIC BANCORP, INC.
	By:	/s/ Valerie C. Toalson
Valerie C. Toalson,
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.2	Amended and Restated By-laws of BankAtlantic Bancorp, Inc., as amended on December 4, 2007